                         NOTICE OF GUARANTEED DELIVERY

                                 FOR TENDER OF
                     9 1/4% SENIOR NOTES DUE JULY 15, 2007
                             (THE "SENIOR NOTES")

                                      OF

                            MCLEODUSA INCORPORATED

  This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to tender Senior Notes pursuant to the Exchange Offer described in the Prospectus dated August , 1997 (as the same may be amended or supplemented from time to time, the "Prospectus") of McLeodUSA Incorporated, a Delaware corporation (the "Company"), if certificates for the Senior Notes are not immediately available, or time will not permit the Senior Notes, the Letter of Transmittal and all other required documents to be delivered to United States Trust Company of New York (the "Exchange Agent")
prior to 5:00 p.m., New York City time, on    , 1997 or such later date and
time to which the Exchange Offer may be extended (the "Expiration Date"), or the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be delivered by hand or sent by facsimile transmission or mail to the Exchange Agent, and must be received by the Exchange Agent prior to the Expiration Date. See "The Exchange Offer-- Procedures for Tendering Senior Notes" in the Prospectus. Capitalized terms used but not defined herein shall have the same meaning given them in the Prospectus.

                 The Exchange Agent for the Exchange Offer is:

                    UNITED STATES TRUST COMPANY OF NEW YORK

       By Facsimile:               By Mail:            By Hand before 4:30 p.m.:


      (212) 420-6152           United States Trust       United States Trust
    Attention: Customer        Company of New York       Company of New York
    Service Confirm by         P.O. Box 843 Cooper          111 Broadway
 Telephone to: (800) 548-            Station          New York, New York 10006
           6565             New York, New York 10276   Attention: Lower Level
                              Attention: Corporate     Corporate Trust Window
                                 Trust Services

               By Overnight Courier and By Hand after 4:30 p.m.:

                    United States Trust Company of New York
                           770 Broadway, 13th Floor
                           New York, New York 10003

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

  This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

  The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, the Senior Notes indicated below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer--Procedures for Tendering Senior Notes."

Name(s) of Registered Holder(s): ______________________________________________
                                          (Please Print or Type)
Signature(s): _________________________________________________________________
Address(es): __________________________________________________________________
_______________________________________________________________________________
Area Code(s) and Telephone Number(s): _________________________________________
Account Number: _______________________________________________________________
Date: _________________________________________________________________________

       Certificate No(s).                          Principal Amount of
         (if available)                          Senior Notes Tendered*
_________________________________         _____________________________________
_________________________________         _____________________________________
_________________________________         _____________________________________
_________________________________         _____________________________________
_________________________________         _____________________________________
_________________________________         _____________________________________

* Must be in integral multiples of $1,000 principal amount.

                             GUARANTEE OF DELIVERY
                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

  The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or a correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that the undersigned will deliver to the Exchange Agent the certificates representing the Senior Notes being tendered hereby in proper form for transfer (or a confirmation of book-entry transfer of such Senior Notes, into the Exchange Agent's account at the book-entry transfer facility of The Depository Trust Company ("DTC")) with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, all within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.

Name of Firm ____________________         _____________________________________
Address _________________________                 Authorized Signature
_________________________________         Name ________________________________
                         Zip Code                 Please Print or Type
Telephone No. ___________________         Title _______________________________
                                          Dated: ______________________________

  The institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the certificates representing any Senior Notes (or a confirmation of book-entry transfer of such Senior Notes into the Exchange Agent's account at DTC) and the Letter of Transmittal to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.

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